Exhibit 23.3

CONSENT OF INDEPENDENT ENGINEER

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4/A of Sabine Pass LNG, L.P. of our Independent Technical Review Report dated February 5, 2007, relating to the Sabine Pass LNG terminal, which appears in such Registration Statement. We also consent to our name in the form and context in which they appear in such Registration Statement.

/s/ Susan Garven
Susan Garven, Vice President Stone & Webster Management Consultants, Inc.

Houston, Texas
May 24, 2007